                                                                     EXHIBIT 3.1

                        CERTIFICATE OF AMENDMENT TO THE
                    RESTATED CERTIFICATE OF INCORPORATION OF
                                COMPS.COM, INC.

COMPS.COM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing the initial recital paragraph of ARTICLE IV thereof so that, as amended, said paragraph shall
                  ----------
     read in its entirety as follows:

          "The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock par value $.01 per share, which are authorized is 5,100,000. The total number of shares of Common Stock, par value $.01 per share, which are authorized is 25,000,000."

     RESOLVED, FURTHER, that the Restated Certificate of Incorporation of the Corporation be amended by changing initial paragraph of ARTICLE IV, Section
                                                             ----------
     B thereof so that, as amended, said paragraph shall read in its entirety as follows:

          "B.  Preferred Stock.  The first series of Preferred Stock shall be
               ---------------
     comprised of 4,368,200 shares designated as "Series A Preferred Stock." The second series of Preferred Stock shall be comprised of 731,800 shares designated as "Series B Preferred Stock." The relative rights, preferences, restrictions and other matters relating to the Series A Preferred Stock and Series B Preferred Stock are as follows:"

     SECOND: That, thereafter, the stockholders approved the foregoing amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

               [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, said COMPS.COM, INC. has caused this certificate to be signed by Christopher A. Crane, its President and Chief Executive, this 30 day
                                                                        --
of March, 1999.

                                    By:       /s/  CHRISTOPHER A. CRANE
                                         ------------------------------------
                                         Christopher A. Crane, President and
                                         Chief Executive Officer

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COMPS INFOSYSTEMS, INC.
                             A DELAWARE CORPORATION

     COMPS INFOSYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     ONE: The name of this Corporation is COMPS INFOSYSTEMS, INC. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 1, 1994. The Certificate of Incorporation was later amended and restated and filed with the Delaware Secretary of State on October 13, 1994.

     TWO: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation.

     THREE: The text of the Restated Certificate of Incorporation as heretofore in effect is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I
                                   ---------

     The name of the Corporation is COMPS InfoSystems, Inc. (the "Corporation").


                                  ARTICLE II
                                  ----------

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, Delaware. The name of the registered agent at that address is The Prentice Hall Corporation System, Inc., County of New Castle.

                                  ARTICLE III
                                  -----------

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV
                                  ----------

     The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock par value $.01 per share, which are authorized is 5,000,000. The total number of shares of Common Stock, par value $.01 per share, which are authorized is 25,000,000.

     A.  Common Stock.  The first series of Common Stock shall be comprised of
         ------------
22,500,000 shares designated "Class A Common Stock." The second series of Common Stock shall be comprised of 2,500,000 shares of Common Stock designated "Class B Common Stock."

The Class A and Class B Common Stock shall have the same rights and privileges except as provided below:

         1.  Voting.  The Class B Common Stock shall not have any right to vote
             ------
unless otherwise required by law.

         2.  Conversion.  Each share of Class B Common Stock shall automatically
             ----------
convert into one share of Class A Common Stock upon the earlier to occur of (i) the time the consent of at least 66 2/3% of the outstanding Class A Common Stock to such conversion is obtained, or (ii) closing of the sale of the Corporation's securities pursuant to an underwritten public offering. Upon conversion of the Class B Common Stock, the Class A Common Stock shall be renamed "Common Stock."

             (a) In case the Corporation shall at any time (i) subdivide the outstanding Class A Common Stock, or (ii) issue a stock dividend on its outstanding Class A Common Stock, the number of shares of Class B Common Stock issuable upon conversion of the Class B Common Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend. In case the Corporation shall at any time combine its outstanding Class A Common Stock, the number of shares of Class B Common Stock issuable upon conversion of the Class B Common Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination. All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

             (b) In case of any capital reorganization (other than in connection with a merger or other reorganization which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Class B Common Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock of the Corporation deliverable upon conversion of the shares of Class B Common Stock immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization or reclassification.

     B.  Preferred Stock.  The first series of Preferred Stock shall be
         ---------------
comprised of 4,270,336 shares designated as "Series A Preferred Stock." The second series of Preferred Stock shall be comprised of 637,790 shares designated as "Series B Preferred Stock." The relative rights, preferences, restrictions and other matters relating to the Series A Preferred Stock and Series B Preferred Stock are as follows:

         1.  Dividend Rights of Preferred.  The holders of Preferred Stock shall
             ----------------------------
be entitled to receive, out of any assets at the time legally available therefor, cumulative non-compounded dividends from the date of issuance at the rate per annum of $0.07025 per share (subject to adjustments for stock splits, dividends, recapitalizations and the like) of Series A Preferred Stock and $0.10808 per share (subject to adjustments for stock splits, dividends, recapitalization and the like) of Series B Preferred Stock, payable immediately prior to the effective time of (i) any repurchase of the Series A Preferred Stock or Series B Preferred Stock; (ii) any liquidation pursuant to Section B(2)(b) of this Article IV, or (iii) any sale of the

Corporation's securities pursuant to an underwritten public offering, provided,
                                                                      --------
however, that the right to receive such accrued and unpaid dividends shall
-------
forfeit with respect to a particular Series of Preferred Stock in the event of
(x) a repurchase of all of the outstanding shares of a series of Preferred Stock (each series with shares still outstanding retains such right) or a liquidation pursuant to Section B(2)(b) of this Article IV, if the aggregate amount to be received by the holders of the Series A Preferred Stock and Series B Preferred Stock prior to the payment of such accrued and unpaid dividends would exceed $3.52 and $3.83 per share, respectively, (as adjusted for stock-splits, combinations, reorganizations and the like) or (y) with respect only to the Series A Preferred Stock, an underwritten public offering of the Corporation's securities if the Corporation receives gross proceeds of not less than $10,000,000 at a purchase price of not less than $3.52 per share (as adjusted for stock splits, stock dividends, reorganizations and the like), and with respect only to the Series B Preferred Stock, an underwritten public offering of the Corporation's securities of the Corporation receives gross proceeds of not less than $10,000,000 at a purchase price of not less than $3.83 per share (as adjusted for stock splits, stock dividends, reorganizations and the like). Upon conversion of the Preferred Stock any accrued but unpaid dividends shall remain accrued and shall remain payable pursuant to this Section B(1) of this Article
IV. In addition to the cumulative dividends specified above, no cash dividends shall be paid on any Common Stock unless an equal dividend is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to the aggregate amount of such dividends for all Common Stock into which each such share of Preferred Stock could then be converted.

         2.  Preference on Liquidation.
             -------------------------

             (a) In the event of any liquidation, dissolution or winding up of the Corporation, distributions to the stockholders of the Corporation shall be made in the following manner:

                  (i) The holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of (A) $1.17087 per share for each share of Series A Preferred Stock and $1.80310 per share for each share of Series B Preferred Stock then held by them, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and (B) an amount equal to all accumulated but unpaid dividends on the Preferred Stock as provided in Subsection 1 above. If the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock, pari passu, in proportion to their aggregate
                 ---- -----
preferential amounts.

                  (ii) The remaining assets of the Corporation, after payment in full to the holders of Preferred Stock of all amounts exclusively payable on or with respect to said shares, shall be distributed ratably among the holders of the Common Stock.

             (b) The following shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Subsection: (i) an acquisition, consolidation or merger of this Corporation with or into any other corporation or corporations unless the stockholders of the Corporation prior to such transaction directly or indirectly own more than fifty percent (50%) of the voting stock of the surviving or acquiring corporation or corporations; (ii) the sale, transfer or other disposition of all or substantially all of the assets of this Corporation to a person other than a corporation or partnership controlled by the Corporation or its stockholders; and (iii) the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the outstanding voting power of the Corporation prior to such transaction or series of related transactions is disposed of.

             (c) In the event the Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Subsection 2, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action or twenty (20) days prior to any stockholders' meeting called to approve such action, whichever is earlier, give each holder of shares of the Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of the Preferred Stock upon consummation of the proposed action and the proposed date of delivery thereof. If any material change in the facts set forth in the notice shall occur, the Corporation shall promptly give written notice to each holder of shares of the Preferred Stock of such material change.

             (d) The Corporation shall not consummate any proposed action of the type described in subsection (a) or (b) of this Subsection 2 before the expiration of thirty (30) days after the mailing of the initial written notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, however, that any such 30-day or 10-day period may be
          --------  -------
shortened upon the written consent of the holders of a majority of the outstanding shares of the Preferred Stock.

             (e) If the Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Subsection 2 which will involve the distribution of assets other than cash, the Corporation shall, if requested by the holders of a majority of the Preferred Stock, promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of the Preferred Stock and the Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice of the appraiser's valuation to each holder of shares of the Preferred Stock.

         3.  Voting.
             ------

             (a) Except as set forth in paragraph (b) of this Subsection 3 and in Subsection 6 hereof, or as otherwise required by law, the shares of the Preferred Stock shall be voted together with the Corporation's Class A Common Stock at any annual or special meeting of the stockholders of the Corporation, or may act by written consent in the same manner as the Corporation's Class A Common Stock; and shall have the voting rights and powers equal to the voting right of the Class A Common Stock, upon the following basis: each holder of shares of Preferred Stock shall be entitled to such number of votes for the Preferred Stock held by him on the record date fixed for such meeting or, if no record date is established, at the date such vote is taken or on the effective date of any such written consent, as shall be equal to the nearest whole number of shares of the Corporation's Common Stock into which his shares of Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting, the date of such vote or the effective date of such written consent.

             (b) The holders of Series A and Series B Preferred Stock, voting together as a separate class, shall be entitled to elect one director. The election of a director by the holders of the Preferred Stock shall occur at the annual meeting of holders of Common Stock or at any special meeting of holders of Preferred Stock called by holders of a majority of the outstanding shares of Preferred Stock or by the written consent of all such holders. If the person elected by the holders of Preferred Stock should cease to be a director for any reason, the vacancy shall only be filled by the vote or written consent of holders of a majority of the outstanding shares of Preferred Stock. The holders of the Common Stock shall be entitled to elect the remaining directors.

         4.  Status of Converted or Redeemed Stock. In the event that any shares
             -------------------------------------
of Preferred Stock shall be converted pursuant to Subsection 5 hereof or shall be repurchased or otherwise acquired by the Corporation in any manner whatsoever, such shares shall be retired and canceled promptly after the acquisition thereof. Such shares shall not be reissued as shares of any series of Preferred Stock. Upon such cancellation, and upon the filing of any certificates required or appropriate under applicable law, the number of authorized shares of Preferred Stock as set forth in Article IV, shall be reduced by the number of such shares so canceled.

         5.  Conversion Rights.  The holders of Preferred Stock shall have
             -----------------
conversion rights as follows:

             (a) Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the principal office of the Corporation or any transfer agent for such shares, into fully paid and nonassessable shares of Class A Common Stock of the Corporation. The number of shares of Class A Common Stock into which each share of Preferred Stock may be converted shall be determined by dividing $1.17087 for the Series A Preferred Stock and $1.80310 for the Series B Preferred Stock by the Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Conversion Price per share at which shares of Class A Common Stock shall be initially issuable upon conversion of any shares of Preferred Stock shall be $1.17087 for the Series A Preferred Stock and $1.80310 for the Series B Preferred Stock, subject to adjustment as provided herein.

             (b) Each share of Preferred Stock shall be converted into Class A Common Stock automatically in the manner provided herein upon the earlier to occur of (i) the time the consent of holders of at least 66-2/3% of the outstanding Preferred Stock to such conversion is obtained, or (ii) the closing of the sale of the Corporation's securities pursuant to an underwritten public offering from which the Corporation receives gross proceeds of not less than $10,000,000 at a purchase price of not less than $3.73 per share (as adjusted for stock splits, stock dividends, reorganizations and the like).

             (c) Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder's nominee or nominees, certificates for the number of whole shares of Common Stock to which such holder shall be entitled. No fractional shares of Common Stock shall be issued by the Corporation and all such fractional shares shall be disregarded. In lieu thereof, the Corporation shall pay in cash the fair market value of such fractional share as determined by the Board of Directors of the Corporation. Such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

             (d) In case the Corporation shall at any time (i) subdivide (i.e. stock split) the outstanding Common Stock, or (d) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments in the Conversion Price of the Preferred Stock). In case the Corporation shall at any time combine (i.e. reverse stock split) its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments in the Conversion Price of the Preferred Stock). All such adjustments described herein shall be effective at the close of business on the date of such subdivision (i.e. stock split), stock dividend or combination (i.e. reverse stock split), as the case may be.

             (e) In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Preferred Stock immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

             (f)  In case:

                  (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                  (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                  (iii) the Corporation shall effect a capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock), consolidation or merger of the Corporation (other than a merger or other reorganization in which the Corporation is not the continuing or surviving entity);

then, and in any such case, the Corporation shall cause to be mailed to the holders of its outstanding Preferred Stock, at least twenty (20) days prior to the date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or such action is to be taken in connection with such reorganization, reclassification, merger or consolidation.

             (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

             (h) Upon the issuance by the Corporation of Common Stock, or any right or option to purchase Common Stock, or any obligation or any shares of stock convertible into or exchangeable for Common Stock for a consideration per share less than the Conversion Price of a series of Preferred Stock in effect immediately prior to the time of such issue or sale other than the issuance of shares of Common Stock upon conversion of such series of Preferred Stock, then forthwith upon such issue or sale, the Conversion Price of such series of Preferred Stock shall be reduced to a price (calculated to nearest cent) determined by dividing:

                  (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the affected series of Preferred Stock,
(y) the number of shares of Common Stock issuable upon conversion of any shares of stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the affected series of Preferred Stock, and (z) an amount equal to the aggregate consideration received by the Corporation upon such issue or sale, by

                  (ii) the sum of the number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock (without taking into account any adjustment in such number resulting from such issue or sale) issuable upon conversion of any shares of stock of the Corporation outstanding immediately after such issue or sale.

For purposes of this subsection (h) the following provisions shall be applicable:

                        (1) In the case of an issue or sale for cash of shares of Common Stock, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid or incurred by the Corporation.

                        (2) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as reasonably determined by the Board of Directors.

                        (3) In case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, at a consideration per share (as computed below) less than the Conversion Price in effect for a series of Preferred Stock immediately prior to the date of the offering of such rights or the granting of such options, as the case may be, the maximum number of shares of Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed to be issued or sold as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the consideration actually received by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                        (4) In case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, at a consideration per share (as computed below) less than the Conversion Price in effect for a series of Preferred Stock immediately prior to the date such obligation or shares are issued, the maximum number of shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the consideration received by the Corporation for such additional shares of Common Stock will be deemed to be the total of the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

                        (5) The amount of the consideration received by the Corporation upon the issuance of any rights or options referred to in subsection
(3) above or upon the issuance of any obligations or shares which are convertible or exchangeable as describes in subsection (4) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (h)(1) and (2) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock. On the expiration of any rights or options referred to in subsection (3), or the termination of any right of conversion or exchange referred to in subsection (4), the Conversion Price then in effect for a series of Preferred Stock shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                        (6) Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of (A) the sale and issuance by the Corporation of up to 1,944,909 shares of Common Stock or rights or options to purchase shares of Common Stock, net of repurchases and expired or canceled options, (as adjusted for stock splits, stock dividends, reorganizations and the like) to officers, directors, employees, consultants and equipment lessors to the Corporation; (B) the issuance of Common Stock upon the conversion of outstanding Preferred Stock; or (C) the issuance of up to 723,295 shares of Common Stock upon the exercise of Warrants issued to the holders of Preferred Stock.

             (i) Upon the occurrence of each adjustment or readjustment of the Conversion Price for any series of Preferred Stock pursuant to this Subsection 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

             (j) In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities or other property of the Corporation other than Common Stock and other than as otherwise adjusted in this Subsection 5, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities and other property of the Corporation which they would have received had their shares of Preferred Stock been converted into shares of Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion; retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Subsection 5 with respect to the rights of the holders of Preferred Stock.

             (k) Any notices required by the provisions of this Subsection 5 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, first class, postage prepaid and addressed to each holder of record at its address appearing on the books of the Corporation.

         6.  Changes.  So long as shares of Preferred Stock are outstanding, the
             -------
Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A and Series B Preferred Stock outstanding, voting together as a single Class: (1) alter or change any of the powers, preferences, privileges or rights of any series of Preferred Stock; (2) increase the authorized number of shares of Preferred Stock; (3) amend the provisions of this Section 6; (4) undertake or effect any consolidation or merger of the Corporation with or into another corporation or any acquisition by or the conveyance of all or substantially all of the assets of the Corporation to another person; (5) create any new series of Preferred Stock; (6) amend this Certificate of Incorporation of the Corporation; (7) declare or pay any dividends on the Corporation's capital stock, (8) redeem or repurchase any outstanding stock other than from employees, consultants or directors upon the termination of their employment or services pursuant to agreements providing for such repurchases; or (9) increase the size of the Board of Directors to more than four directors.

                                   ARTICLE V
                                   ---------

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the By-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                  ARTICLE VI
                                  ----------

     A. The number of directors shall initially be four (4) and, thereafter, subject to the rights of the holders of any outstanding series of Preferred Stock, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article VI, Section C below may be filled at a special meeting of the stockholders held for that purpose in accordance with
Article IV, Section B.3(b). All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum or by the stockholders as provided in Article VI, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

                                  ARTICLE VII
                                  -----------

     The Board of Directors is expressly empowered to adopt amend or repeal By-laws of the Corporation. Any adoption, amendment or repeal of By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directors at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. Any adoption, amendment or repeal of By-laws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                 ARTICLE VIII
                                 ------------

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the

Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE IX
                                  ----------

     The Corporation shall to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE X
                                   ---------

     The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that,
                                         --------  -------
notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article X,
Article V, Article VI, Article VII, Article VIII, or Article IX.

     The foregoing Restated Certificate of Incorporation has been approved by the Board of Directors of the Corporation.

     The foregoing Restated Certificate of Incorporation has been approved by the outstanding shares of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by the undersigned duly authorized officer of the Corporation on this 4th day of February, 1998.

                                         /s/ CHRISTOPHER A. CRANE
                                       --------------------------------------
                                       Christopher A. Crane, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            COMPS INFOSYSTEMS, INC.

     COMPS INFOSYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

          RESOLVED, that the Restated Certificate of Incorporation of COMPS Infosystems, Inc. be amended by changing Article IV thereof so that, as amended, said Article shall read in its entirety as follows:

                                  "ARTICLE IV

     The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock, par value $.01 per share, which are authorized is 5,000.000. The total number of shares of Common Stock, par value $.01 per share, which are authorized is 25,000,000.

     A.  Common Stock.  The first series of Common Stock shall be comprised of
         ------------
22,500,000 shares designated "Class A Common Stock." The second series of Common Stock shall be comprised of 2,500,000 shares of Common Stock designated "Class B Common Stock." The Class A and Class B Common Stock shall have the same rights and privileges except as provided below.

         1.  Voting.  The Class B Common Stock shall not have any right to vote
             ------
unless otherwise required by law.

         2.  Conversion.  Each share of Class B Common Stock shall automatically
             ----------
convert into one share of Class A Common Stock upon the earlier to occur of (i) the time the consent of at least 66 2/3% of the outstanding Class A Common Stock to such conversion is obtained, or (ii) closing of the sale of the Corporation's securities pursuant to an underwritten public offering. Upon conversion of the Class B Common Stock, the Class A Common Stock shall be renamed "Common Stock."

             (a) In case the Corporation shall at any time (i) subdivide the outstanding Class A Common Stock or (ii) issue a stock dividend on its outstanding Class A Common Stock, the number of shares of Class B Common Stock issuable upon conversion of the Class B Common Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend. In case the Corporation shall at any time combine its outstanding Class A Common Stock, the number of shares of Class B Common Stock issuable upon conversion of the Class B Common Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination. All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

             (b) In case of any capital reorganization (other than in connection with a merger or other reorganization which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Class B Common Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock of the Corporation deliverable upon conversion of the shares of Class B Common Stock immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization or reclassification.

     B.  Preferred Stock.  The first series of Preferred Stock shall be
         ---------------
comprised of 4,270,336 shares designated as "Series A Preferred Stock." The second series of Preferred Stock shall be comprised of 637,790 shares designated as "Series B Preferred Stock." The relative rights, preferences, restrictions and other matters relating to the Series A Preferred Stock and Series B Preferred Stock are as follows:

         1.  Dividend Rights of Preferred.  The holders of Preferred Stock shall
             ----------------------------
be entitled to receive, out of any assets at the time legally available therefor, cumulative non-compounded dividends from the date of issuance at the rate per annum of $0.07025 per share (subject to adjustments for stock splits, dividends, recapitalizations and the like) of Series A Preferred Stock and $0.10808 per share (subject to adjustments for stock splits, dividends, recapitalizations and the like) of Series B Preferred Stock, payable immediately prior to the effective time of (i) any repurchase of the Series A Preferred Stock or Series B Preferred Stock; (ii) any liquidation pursuant to Section B(2)(b) of this Article IV; or (iii) any sale of the Corporation's securities pursuant to an underwritten public offering; provided, however, that the right
                                             --------  -------
to receive such accrued and unpaid dividends shall forfeit with respect to a particular Series of Preferred Stock in the event of (x) a repurchase of all of the outstanding shares of a series of Preferred Stock (each series with shares still outstanding retains such right) or a liquidation pursuant to Section B(2)(b) of this Article IV, if the aggregate amount to be received by the holders of the Series A Preferred Stock and Series B Preferred Stock prior to the payment of such accrued and unpaid dividends would exceed $3.52 and $3.83 per share, respectively, (as adjusted for stock splits, combinations, reorganizations and the like) or (y) with respect only to the Series A Preferred Stock, an underwritten public offering of the Corporation's securities if the Corporation receives gross proceeds of not less than $10,000,000 at a purchase price of not less than $3.52 per share (as adjusted for stock splits, stock dividends, reorganizations and the like), and with respect only to Series B Preferred Stock, an underwritten public offering of the Corporation's securities if the Corporation receives gross proceeds of not less than $10,000,000 at a purchase price of not less than $3.83 per share (as adjusted for stock splits, stock dividends, reorganizations and the like). Upon conversion of the Preferred Stock any accrued but unpaid dividends shall remain accrued and shall remain payable pursuant to this Section B(l) of this Article IV. In addition to the cumulative dividends specified above, no cash dividends shall be paid on any Common Stock unless an equal dividend is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to the aggregate amount of such dividends for all Common Stock into which each such share of Preferred Stock could then be converted.

         2.  Preference on Liquidation.
             -------------------------

             (a) In the event of any liquidation, dissolution or winding up of the Corporation, distributions to the stockholders of the Corporation shall be made in the following manner:

                  (i) The holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of (A) $1.17087 per share for each share of Series A Preferred Stock and $1.80310 per share for each share of Series B Preferred Stock then held by them, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and (B) an amount equal to all accumulated but unpaid dividends on the Preferred Stock as provided in Subsection 1 above. If the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock, pari passu, in proportion to their aggregate preferential
                 ---- -----
amounts.

                  (ii) The remaining assets of the Corporation, after payment in full to the holders of Preferred Stock of all amounts exclusively payable on or with respect to said shares, shall be distributed ratably among the holders of the Common Stock.

             (b) The following shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Subsection: (i) an acquisition, consolidation or merger of this Corporation with or into any other corporation or corporations unless the stockholders of the Corporation prior to such transaction directly or indirectly own more than fifty percent (50%) of the voting stock of the surviving or acquiring corporation or corporations, (ii) the sale, transfer or other disposition of all or substantially all of the assets of this Corporation to a person other than a corporation or partnership controlled by the Corporation or its stockholders; and (iii) the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the outstanding voting power of the Corporation prior to such transaction or series of related transactions is disposed of.

             (c) In the event the Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Subsection 2, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action or twenty (20) days prior to any stockholders' meeting called to approve such action, whichever is earlier, give each holder of shares of the Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of the Preferred Stock upon consummation of the proposed action and the proposed date of delivery thereof. If any material change in the facts set forth in the notice shall occur, the Corporation shall promptly give written notice to each holder of shares of the Preferred Stock of such material change.

             (d) The Corporation shall not consummate any proposed action of the type described in subsection (a) or (b) of this Subsection 2 before the expiration of thirty (30) days after the mailing of the initial written notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, however, that any such 30-day or 10-day period may be
          --------  -------
shortened upon the written consent of the holders of a majority of the outstanding shares of the Preferred Stock.

             (e) If the Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Subsection 2 which will involve the distribution of assets other than cash, the Corporation shall, if requested by the holders of a majority of the Preferred Stock, promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of the Preferred Stock and the Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice of the appraiser's valuation to each holder of shares of the Preferred Stock.

         3.  Voting.
             ------

             (a) Except as set forth in paragraph (b) of this Subsection 3 and in Subsection 6 hereof, or as otherwise required by law, the shares of the Preferred Stock shall be voted together with the Corporation's Class A Common Stock at any annual or special meeting of the stockholders of the Corporation, or may act by written consent in the same manner as the Corporation's Class A Common Stock, and shall have the voting rights and powers equal to the voting rights of the Class A Common Stock, upon the following basis: each holder of shares of Preferred Stock shall be entitled to such number of votes for the Preferred Stock held by him on the record date fixed for such meeting, or, if no record date is established, as the date such vote is taken or on the effective date of any such written consent, as shall be equal to the nearest whole number of shares of the Corporation's Common Stock into which his shares of Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting, the date of such vote or the effective date of such written consent.

             (b) The holders of Series A and Series B Preferred Stock, voting together as a separate class, shall be entitled to elect one director. The election of a director by the holders of the Preferred Stock shall occur at the annual meeting of holders of Common Stock or at any special meeting of holders of Preferred Stock called by holders of a majority of the outstanding shares of Preferred Stock or by the written consent of all such holders. If the person elected by the holders of Preferred Stock should cease to be a director for any reason, the vacancy shall only be filled by the vote or written consent of holders of a majority of the outstanding shares of Preferred Stock. The holders of the Common Stock shall be entitled to elect the remaining directors.

         4.  Status of Converted or Redeemed Stock.  In the event that any
             -------------------------------------
shares of Preferred Stock shall be converted pursuant to Subsection 5 hereof or shall be repurchased or otherwise acquired by the Corporation in any manner whatsoever, such shares shall be retired and canceled promptly after the acquisition thereof. Such shares shall not be reissued as shares of any series of Preferred Stock. Upon such cancellation, and upon the filing of any certificates required or appropriate under applicable law, the number of authorized shares of Preferred Stock as set forth in Article IV, shall be reduced by the number of such shares so canceled.

          5.  Conversion Rights.  The holders of Preferred Stock shall have
              -----------------
conversion rights as follows:

             (a) Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the principal office of the Corporation or any transfer agent for such shares, into fully paid and nonassessable shares of Class A Common Stock of the Corporation. The number of shares of Class A Common Stock into which each share of Preferred Stock may be converted shall be determined by dividing $1.17087 for the Series A Preferred Stock and $1.80310 for the Series B Preferred Stock by the Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Conversion Price per share at which shares of Class A Common Stock shall be initially issuable upon conversion of any shares of Preferred Stock shall be $1.17087 for the Series A Preferred Stock and $1.80310 for the Series B Preferred Stock, subject to adjustment as provided herein.

             (b) Each share of Preferred Stock shall be converted into Class A Common Stock automatically in the manner provided herein upon the earlier to occur of (i) the time the consent of holders of at least 66 2/3% of the outstanding Preferred Stock to such conversion is obtained, or (ii) the closing of the sale of the Corporation's securities pursuant to an underwritten public offering from which the Corporation receives gross proceeds of not less than $10,000,000 at a purchase price of not less than $3.73 per share (as adjusted for stock splits, stock dividends, reorganizations and the like).

             (c) Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate of certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder's nominee or nominees, certificates for the number of whole shares of Common Stock to which such holder shall be entitled. No fractional shares of Common Stock shall be issued by the Corporation and all such fractional shares shall be disregarded. In lieu thereof, the Corporation shall pay in cash the fair market value of such fractional share as determined by the Board of Directors of the Corporation. Such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

             (d) In case the Corporation shall at any time (i) subdivide (i.e., stock split) the outstanding Common Stock or (ii) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments in the Conversion Price of the Preferred Stock). In case the Corporation shall at any time combine (i.e. reverse stock split) its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments in the Conversion Price of the Preferred Stock). All such adjustments described herein shall be effective at the close of business on the date of such subdivision (i.e. stock split), stock dividend or combination (i.e. reverse stock split), as the case may be.

             (e) In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Preferred Stock immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

             (f)  In case:

                  (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution payable otherwise than in cash; or

                  (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                  (iii) the Corporation shall effect a capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock), consolidation or merger of the Corporation (other than a merger or other reorganization in which the Corporation is not the continuing surviving entity);

then, and in any such case, the Corporation shall cause to be mailed to the holders of its outstanding Preferred Stock, at least twenty (20) days prior to the date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or such action is to be taken in connection with such reorganization, reclassification, merger or consolidation.

             (g) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

             (h) Upon the issuance by the Corporation of Common Stock, or any right or option to purchase Common Stock, or any obligation or any shares of stock convertible into or exchangeable for Common Stock for a consideration per share less than the Conversion Price of a series of Preferred Stock in effect immediately prior to the time of such issue or sale other than the issuance of shares of Common Stock upon conversion of such series of Preferred Stock, then forthwith upon such issue or sale, the Conversion Price of such series of Preferred Stock shall be reduced to a price (calculated to nearest cent) determined by dividing:

                  (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the affected series of Preferred Stock,
(y) the number of shares of Common Stock issuable upon conversion of any shares of stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price of the affected series of Preferred Stock, and (z) an amount equal to the aggregate consideration received by the Corporation upon such issue or sale, by

                  (ii) the sum of the number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock (without taking into account any adjustment in such number resulting from such issue or sale) issuable upon conversion of any shares of stock of the Corporation outstanding immediately after such issue or sale.

For purposes of this subsection (h) the following provisions shall be applicable:

                        (1) In the case of an issue or sale for cash of shares of Common Stock, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid or incurred by the Corporation.

                        (2) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as reasonably determined by the Board of Directors.

                        (3) In case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, at a consideration per share (as computed below) less than the Conversion Price in effect for a series of Preferred Stock immediately prior to the date of the offering of such rights or the granting of such options, as the case may be, the maximum number of shares of Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed to be issued or sold as of the date of the offering of such right or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the consideration actually received by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                        (4) In case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, at a consideration per share (as computed below) less than the Conversion Price in effect for a series of Preferred Stock immediately prior to the date such obligation or shares are issued, the maximum number of shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the consideration received by the Corporation for such additional shares of Common Stock shall be deemed to be the total of the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion of exchange, except in adjustment of dividends.

                        (5) The amount of the consideration received by the Corporation upon the issuance of any rights or options refereed to in subsection
(3) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (4) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (h)(1) and (2) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock. On the expiration of any rights or options referred to in subsection (3), or the termination of any right of conversion or exchange referred to in subsection
(4), the Conversion Price then in effect for a series of Preferred Stock shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                        (6) Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of (A) the sale and issuance by the Corporation of up to 2,994,909 shares of Common Stock or rights or options to purchase shares of Common Stock, net of repurchases and expired or canceled options, (as adjusted for stock splits, stock dividends, reorganizations and the like) to officers, directors, employees, consultants and equipment lessors to the Corporation; (B) the issuance of Common Stock upon the conversion of outstanding Preferred Stock; or (C) the issuance of up to 723,295 shares of Common Stock upon the exercise of Warrants issued to the holders of Preferred Stock.

             (i) Upon the occurrence of each adjustment or readjustment of the Conversion Price for any series of Preferred Stock pursuant to this Subsection 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

             (j) In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities or other property of the Corporation other than Common Stock and other than as otherwise adjusted in this Subsection 5, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities and other property of the Corporation which they would have received had their shares of Preferred Stock been converted into shares of Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Subsection 5 with respect to the rights of the holders of Preferred Stock.

             (k) Any notices required by the provisions of this Subsection 5 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, first class, postage prepaid and addressed to each holder of record at its address appearing on the books of the Corporation.

         6.  Changes.  So long as shares of Preferred Stock are outstanding, the
             -------
Corporation shall not without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A and Series B Preferred Stock outstanding, voting together as a single class; (1) alter or change any of the powers, preferences, privileges or rights of any series of Preferred Stock; (2) increase the authorized number of shares of Preferred Stock; (3) amend the provisions of this Section 6; (4) undertake or effect any consolidation or merger of the Corporation with or into another corporation or any acquisition by or the conveyance of all or substantially all of the assets of the Corporation to another person; (5) create any new series of Preferred Stock; (6) amend this Certificate of Incorporation of the Corporation; (7) declare or pay any dividends on the Corporation's capital stock; (8) redeem or repurchase any outstanding stock other than from employees, consultants or directors upon the termination of their employment or services pursuant to agreements providing for such repurchases; or (9) increase the size of the Board of Directors to more than four directors."

     SECOND: That in lieu of a meeting and vote of stockholders, a majority of the outstanding stock entitled to vote on this amendment and a majority of the outstanding stock of each class entitled to vote on this amendment as a class have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

Dated:  October 29, 1998                 COMPS INFOSYSTEMS, INC.

                                         By:   /s/ CHRISTOPHER A. CRANE
                                            ---------------------------------
                                             Christopher A. Crane, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            COMPS INFOSYSTEMS, INC.

     COMPS INFOSYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

          WHEREAS, it is deemed to be in the best interest of the Corporation and its stockholders to amend the Corporation's Restated Certificate of Incorporation.

          THEREFORE, BE IT RESOLVED, that the Corporation's Restated Certificate of Incorporation be amended by changing Article I thereof so that, as amended, said Article I shall read as follows:

                                   "ARTICLE I

          The name of the Corporation is COMPS.COM, INC."

     SECOND: That in lieu of a meeting and vote of stockholders, a majority of the outstanding stock entitled to vote on this amendment and a majority of the outstanding stock of each class entitled to vote on this amendment as a class have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

Dated: December 31, 1998
                                         COMPS INFOSYSTEMS, INC.


                                         By:    /s/ CHRISTOPHER A. CRANE
                                             -------------------------------
                                             Christopher A. Crane, President